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                                                                     EXHIBIT 1.3


                                                                  EXECUTION COPY

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                              THE GILLETTE COMPANY
                            (a Delaware corporation)




                           3.50% Senior Notes due 2007





                             Underwriting Agreement


                            Dated: September 24, 2002




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                                  $500,000,000

                           3.50% Senior Notes due 2007



                              THE GILLETTE COMPANY

                            (a Delaware corporation)

                             UNDERWRITING AGREEMENT

                                                       September 24, 2002

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

     The Gillette Company, a Delaware corporation (the "Company"), confirms its agreement with Lehman Brothers Inc. (the "Underwriter"), with respect to the issue and sale by the Company and the purchase by the Underwriter of $500,000,000 aggregate principal amount of the Company's 3.50% Senior Notes due 2007 (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of April 11, 2002 to be supplemented by that certain third supplemental indenture to be dated as of October 1, 2002 (collectively, the "Indenture") between the Company and Banc One, N.A., as trustee (the "Trustee"). The Securities will be issued in book-entry only form to Cede & Co., as nominee of The Depository Trust Company ("DTC"), pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b) (the "DTC Agreement"), among the Company, the Trustee and DTC.

      SECTION 1.     REPRESENTATIONS AND WARRANTIES BY THE COMPANY.

     (a) Representations and Warranties. The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Time, and agrees with the Underwriter, as follows:

          (i) REGISTRATION STATEMENT AND PROSPECTUS. A registration statement on Form S-3 (File No. 333-86336) (the "Registration Statement") in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); the Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Underwriter, has been declared effective by the Commission in such form; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (the various parts of the Registration Statement and any post-effective amendment thereto, including all exhibits thereto and the documents
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     incorporated by reference in the prospectus contained in the Registration
     Statement at the time such part of the Registration Statement became effective but excluding Form T-1, each as amended at the time such part of the Registration Statement became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to the applicable form under the Securities Act of 1933, as amended (the "Act"), as of the date of such Prospectus; any reference to any amendment or supplement to the Prospectus shall be deemed to include any documents filed after the date of such Prospectus, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus; any reference to any amendment to the Registration Statement shall be deemed to include any portion of an annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented with respect to the Securities in the form in which it is initially filed with the Commission pursuant to Rule 424(b) under the Act in accordance with this Agreement (including any documents incorporated by reference therein as of the date of such filing)). The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not, and will not, as of the applicable effective date as to the Registration Statement, and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus and any amendment or supplement thereto, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Prospectus as amended or supplemented relating to the Securities.

          (ii) INCORPORATED DOCUMENTS. The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents when they were filed with the Commission contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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          (iii) FINANCIAL STATEMENTS. Except as noted therein, the consolidated financial statements, and the related notes thereto, incorporated by reference in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Prospectus present fairly in all material respects the information required to be stated therein; any pro forma financial information, and the related notes thereto, incorporated by reference in the Prospectus as amended or supplemented has been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable; and the selected and consolidated financial data and the summary financial information included or incorporated by reference in the Prospectus as amended or supplemented present fairly the information shown therein and, unless otherwise indicated therein, have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented.

          (iv) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement or Prospectus as amended or supplemented, there has not been any material change in the capital stock of the Company or long-term debt of the Company and its consolidated subsidiaries taken as a whole or any material adverse change, or any known development involving the reasonable likelihood of a prospective material adverse change, in the business, operations or financial condition of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement or the Prospectus as amended or supplemented, neither the Company nor any subsidiary of the Company that is a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X under the Act (each, a "Significant Subsidiary") has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its consolidated subsidiaries taken as a whole.

          (v) GOOD STANDING OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as conducted as of the date hereof, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not result in a Material Adverse Effect.

          (vi) GOOD STANDING OF SIGNIFICANT SUBSIDIARIES. Each of the Significant Subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as conducted as of the date hereof; and, except as set forth in
     Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended


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     December 31, 2001, all the outstanding shares of capital stock or partnership interests of each Significant Subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

          (vii) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

          (viii) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by the Company and at the Closing Time will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (ix) AUTHORIZATION OF THE SECURITIES. The Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (x) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its charter or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is material to the Company and its consolidated subsidiaries taken as a whole and to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not result in a Material Adverse Effect; the execution, delivery and performance by the Company of its obligations under this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is material to the Company and its consolidated subsidiaries taken as a whole and to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any


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     applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, the Indenture and the Securities, except (1) such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Act, (2) such consents, approvals, authorizations, orders, registrations or qualifications as will be required under the Act or the Trust Indenture Act and (3) as may be required under state securities or Blue Sky Laws in connection with the purchase and distributions of the Securities by the Underwriter.

          (xi) ABSENCE OF PROCEEDINGS. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Significant Subsidiaries is or is threatened to be a party or to which any property of the Company or any of its Significant Subsidiaries is or is threatened to be the subject which could individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

          (xii) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the Indenture, in connection with the offering, issuance or sale of the Securities hereunder, or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance by the Company of this Agreement or the Indenture, except such as have been already obtained or as may be required under the Exchange Act, the Act or the rules and regulations of the Commission promulgated thereunder or by state securities laws, and except for the qualification of the Indenture under the Trust Indenture Act.

          (xiii) DESCRIPTION OF THE SECURITIES AND THE INDENTURE. The Securities and the Indenture conform to the descriptions thereof contained in the Prospectus as amended or supplemented; and the statements set forth in the Prospectus as amended or supplemented under the captions "Description of Debt Securities" and "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Plan of Distribution" and "Underwriting," insofar as they purport to describe the provisions of the documents referred to therein, accurately and fairly summarize such matters in all material respects.

          (xiv) RATINGS. The Company has requested ratings on the Securities from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Services, Inc ("Moody's"). The Company has no reason to believe that such ratings would be lower than "AA-" by S&P and "Aa3" by Moody's.

          (xv) INVESTMENT COMPANY ACT. The Company is not and, after giving effect to the offering and sale of the Securities, will not be, an "investment company", as such


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     term is defined in the Investment Company Act of 1940, as amended (the
     "Investment Company Act").

          (xvi) NO STABILIZATION OR MANIPULATION. None of the Company, its Significant Subsidiaries, or any of their respective officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     SECTION 2.     SALE AND DELIVERY TO UNDERWRITER; CLOSING.

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price set forth on Schedule A, $500,000,000 aggregate principal amount of Securities.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019 or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on October 1, 2002 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the account of the Underwriter of certificates for the Securities to be purchased by it.

     (c) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time. The certificates representing the Securities shall be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

     SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with the Underwriter as follows:

     (a) Filing of Prospectus; Filings under the Exchange Act. To deliver to the Underwriter, if requested, a manually signed copy of the Registration Statement; to prepare the Prospectus as amended or supplemented in a form reasonably acceptable to the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this


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Agreement or, if applicable, such earlier time as may be required by Rule
424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of this Agreement and prior to the Closing Time to which the Underwriter shall reasonably object promptly after reasonable notice thereof (provided that the foregoing shall not apply to any of the Company's periodic filings with the Commission under the Exchange Act); to advise the Underwriter promptly of any such amendment or supplement after such Closing Time and furnish the Underwriter with copies thereof (provided that the foregoing shall not apply to any of the Company's periodic filings with the Commission under the Exchange Act); to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission (provided that the foregoing shall not apply to any of the Company's periodic filings with the Commission under the Exchange Act), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

     (b) Qualification of Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the Securities.

     (c) Delivery of Prospectus; Notice and Effect of Material Events. Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement, or as soon thereafter as practicable but in no event later than the Closing Time, to furnish the Underwriter with written and electronic copies of the Prospectus as amended or supplemented in New York City in such quantities as the Underwriter may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred that could reasonably be expected to have a Material Adverse Effect, or any event as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the


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statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement such Prospectus or to file under the Exchange Act any document incorporated by reference in such Prospectus (other than the Company's periodic filings with the Commission under the Exchange Act) in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Underwriter, and confirm such notice in writing, and upon its request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

     (d) Financial Statements. To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

     (e) DTC. The Company will cooperate with the Underwriter and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

     (f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus as amended or supplemented under "Use of Proceeds."

     (g) No Sales of Similar Securities. Subject to the immediately following sentence, the Company agrees that during the period beginning on the date of this Agreement and continuing to and including the Closing Time, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company that mature more than one year after the Closing Time and which are substantially similar to the Securities. Notwithstanding the restriction contained in the immediately preceding sentence, the Company may: (i) sell its commercial paper in the ordinary course of business and (ii) issue and sell debt securities pursuant to the Distribution Agreement, dated as of August 23, 2002, by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent.

     SECTION 4.  PAYMENT OF EXPENSES.

     (a) Expenses. The Company will pay the following expenses incident to the performance of its obligations under this Agreement: (i) the preparation, printing, delivery to the Underwriter and any filing of the Registration Statement or the Prospectus (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in


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connection with the Indenture and (v) any fees payable in connection with the rating of the Securities. The Underwriter will pay the following expenses incident to the performance of its obligations under this Agreement: (i) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Underwriter and any charges of DTC in connection therewith, (ii) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(b) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky Survey or any supplement thereto, (iii) any fees of the National Association of Securities Dealers, Inc. in connection with the Securities and (iv) the fees and disbursements of the Underwriter's counsel.

     (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5(g) or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     SECTION 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1(a) hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Registration Statement and Prospectus. The Prospectus as amended or supplemented shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter's reasonable satisfaction.

     (b) Opinion of Counsel for the Company. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of the General Counsel or a Deputy General Counsel of the Company, in form and substance satisfactory to the Underwriter.

     (c) Opinion of Counsel for the Underwriter. At the Closing Time, the Underwriter shall have received the opinion, dated as of the Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter. In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

     (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus as amended or supplemented, any Material Adverse Effect and the


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Underwriter shall have received a certificate of the Company, signed by each of the Treasurer and Secretary of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

     (e) Accountants' Comfort Letters. (i) On or prior to the date of delivery of the Prospectus as amended or supplemented to the Underwriter pursuant to the first clause of Section 3(c), the Underwriter shall have received from KPMG LLP a letter dated as of the date hereof, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and financial information included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented.

          (ii) At the Closing Time, the Underwriter shall have received from KPMG LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)(i) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (f) Additional Documents. At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     (g) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     (h) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least "Aa3" by Moody's and "AA-" by S&P, and the Company shall have orally confirmed to the Underwriter that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities.

SECTION 6.  INDEMNIFICATION.

     (a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of the Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus as amended or supplemented in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Prospectus as amended or supplemented.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof, other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, bear to the aggregate initial offering price of the Securities.

     The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each of the Company's directors and officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

     SECTION 9.  TERMINATION OF AGREEMENT.

     (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis (including without limitation an act of terrorism) or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, attention: Debt Capital Markets, Industrial Group, Telecopy No.: (212) 526-0943 (with a copy to the General Counsel); notices to the Company shall be directed to it at The Gillette Company, Prudential Tower Building, Boston, Massachusetts 02199, attention: Treasurer, Telecopy No.: (617) 421-7699.

     SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 13. EFFECT ON HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                          Very truly yours,

                                          THE GILLETTE COMPANY


                                          By: /s/ Gail F. Sullivan
                                             ----------------------------------
                                             Name:  Gail F. Sullivan
                                             Title: Vice President and Treasurer


CONFIRMED AND ACCEPTED,
as of the date first above written:

LEHMAN BROTHERS INC.


By: /s/ Allen B. Cutler
   --------------------------------------
   Authorized Signatory

                                   SCHEDULE A


                              THE GILLETTE COMPANY


                   $500,000,000 of 3.50% Senior Notes due 2007

1. The purchase price to be paid by the Underwriter for the Securities shall be 99.829% of the principal amount thereof.

2. The interest rate on the Securities shall be 3.50% per annum. Interest on the Securities will be payable semi-annually in arrears on April 15 and October 15 of each year (the "Interest Payment Dates"), commencing on April 15, 2003.

3.   The stated maturity date of the Securities is October 15, 2007.

4. The Securities will be redeemable in whole (but not in part) at par, at the Company's option, on any Interest Payment Date on or after October 15, 2004.



                                    Sch A-1